Exhibit 99.1

Supplemental Financial and Operating Information

September 30, 2020

WOODLAND MALL

Burlington
DICK'S
MILLER'S
MILLER'S

ZARA

www.preit.com

NYSE: PEI

NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

September 30, 2020

Table of Contents
Introduction

Company Information	1

Earnings Release	2

Changes in Funds from Operations for the Three and Nine Months Ended September 30, 2020	5

Market Capitalization and Capital Resources	6

Operating Results

Statements of Operations – Three and Nine Months Ended September 30, 2020 and 2019	7

Computation of Earnings Per Share	8

Reconciliation of Net Operating Income and EBITDAre – Three and Nine Months Ended September 30, 2020 and 2019	9

Reconciliation of Net Income (Loss) (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Three Months Ended September 30, 2020 and 2019	10

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Three Months Ended September 30, 2020 and 2019	11
Reconciliation of Net Income (Loss) (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Nine Months Ended September 30, 2020 and 2019	12

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Nine Months Ended September 30, 2020 and 2019	13

Reconciliation of Funds From Operations and Funds Available for Distribution – Three and Nine Months Ended September 30, 2020 and 2019	14

Condensed Consolidated Balance Sheet	15

Assets and Liabilities - Equity Method Investments, at Ownership Share	16

Operating Statistics

Leasing Activity Summary – Three and Nine Months Ended September 30, 2020	17

Summarized Sales and Rent Per Square Foot and Occupancy Percentages	19

Mall Occupancy Percentage and Sales Per Square Foot	20

Top Twenty Tenants	21

Lease Expirations	22

Property Information	23

Balance Sheet

Investment in Real Estate - Consolidated Properties	25

Investment in Real Estate - Equity Method Investments at Ownership Share	26

Capital Expenditures – Three and Nine Months Ended September 30, 2020	27

Debt Analysis	28

Debt Schedule	30

Selected Debt Ratios	31

Forward Looking Statements	32

Definitions	33

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. PREIT is focused on enhancing the quality of its portfolio through redevelopment, anchor repositioning, diversifying its tenant mix and densifying properties by adding a mix of uses.  Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. The portfolio consists of 26 retail properties, 25 of which are operating properties and one is a development property. The 25 operating retail properties have a total of 19.8 million square feet and include 20 shopping malls and five other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Heather Crowell

EVP, Strategy and Communications

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Telephone: (215) 875-0735

Fax: (215) 546-2504

Email: Heather.Crowell@preit.com

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports Third Quarter 2020 Results

Commenced Process to Implement Pre-packaged Plan that Received 95% Support from Lenders

Core Mall Total Leased Space reached 93.4%

Collections continue improving toward normal levels

Philadelphia, November 6, 2020 - PREIT (NYSE: PEI) today reported results for the three and nine months ended September 30, 2020.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Three Months Ended September 30,		Nine Months Ended September 30,
(per share amounts)	2020	2019	2020	2019
Net income (loss) - basic and diluted	$(0.46)	$0.22	$(1.10)	$(0.23)
FFO	$0.12	$0.63	$0.20	$1.05
FFO, as adjusted	$0.03	$0.23	$0.12	$0.71
FFO from assets sold in 2019	$-	$-	$-	$(0.01)
FFO, as adjusted for assets sold	$0.03	$0.23	$0.12	$0.70

“We are pleased to be moving closer to a normal state in our business while moving forward with strengthening the Company’s balance sheet and positioning it for long-term success through our prepackaged plan.  Our court-approved expedited case timeline should allow us to emerge and quickly move to the next phase of our evolution bringing new and innovative uses to our properties as the landscape continues to rapidly evolve,” said Joseph F. Coradino, Chairman and CEO of PREIT.  “We look forward to the upcoming Holiday season, meeting our shoppers’ demands through an array of shopping options and opportunities to visit with Santa.”

•	Same Store NOI, excluding lease termination revenue, decreased 33.0% for the three months ended September 30, 2020 compared to September 30, 2019.
•

The quarter was impacted by a decrease in revenue of $16.5 million primarily resulting from bankruptcies and related store closings, an increase in credit losses for challenged tenants, the accounting for rental abatements as well as decreased percentage sales revenue resulting from mall closures related to the COVID-19 pandemic.

•	Cash collections continued to improve, increasing to 127% of billings in October. During the third quarter cash collections totaled 99% of billings.
•	Core Mall total occupancy was 93.2%, a decrease of 120 basis points compared to September 30, 2019. Core Mall non-anchor occupancy declined by 200 basis points from last year.
•	Core mall non-anchor Leased space, at 89.4%, exceeds occupied space by 30 basis points when factoring in executed new leases slated for future occupancy.
•	Through September 30, 2020, average renewal spreads declined 2.5% for spaces less than 10,000 square feet.

Leasing and Redevelopment

•	134,000 square feet of leases are signed for future openings, which is expected to contribute annual gross rent of over $6.0 million.
•	Leasing progress continued with 197,000 square feet of new stores opened in the core portfolio and 82,000 square feet opening at Fashion District between May 1 and October 31, 2020.

Property Re-openings and COVID-19 Response

•	Core mall traffic at comparable properties is approximately 68% of 2019 non-holiday averages.
•	Cash collections for April through October totaled 74% of billings for those months.
•	Deferral agreements have been reached with 79% of PREIT’s key national tenants by number.
•

In continuous support of its tenants, PREIT has developed and implemented its own contactless pick up solution, Mall2Go, and has developed a branded parking lot activation series, Park and Play, that has resulted in two dozen events being held between late July and mid-September across its portfolio.

•

Across its portfolio, the Company has hosted blood drives and food donation drives, provided meals to area essential workers, and donated much needed protective supplies. Read more about our efforts here.

•	The Company launched sMALL surprises, an innovative e-commerce platform delivering curated surprise packs from our mall retailers based on the recipient’s interests.

Primary Factors Affecting Financial Results for the Three Months Ended September 30, 2020 and 2019:

•

Net loss attributable to PREIT common shareholders was $35.7 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $0.46 per basic and diluted share for the three months ended September 30, 2020, compared to net income attributable to PREIT common shareholders of $17.4 million, or $0.22 per basic and diluted share for the three months ended September 30, 2019.

•

Same Store NOI, including lease terminations, decreased by $14.8 million, or 29.1%.  The decrease is primarily due to lost revenues from bankrupt tenants, an increase in credit losses, accounting for rental abatements and a decrease in percentage of sales revenue due to COVID-19 related mall closures, partially offset by new store openings, including contributions from replacement anchors.

•

Non Same Store NOI decreased by $3.1 million, primarily due to lost revenues from bankrupt tenants, an increase in credit losses and a decrease in percentage of sales revenue due to COVID-19 related mall closures. Other decreases in NOI from Non-Same Store properties is due to the conveyance of Wyoming Valley Mall during the third quarter of 2019 and derecognition of property at Valley View Mall during the third quarter of 2019.

•

FFO for the three months ended September 30, 2020 was $0.12 per diluted share and OP Unit compared to $0.63 per diluted share and OP Unit for the three months ended September 30, 2019.  Adjustments to FFO in the third quarter of 2020 were related to gain on derecognition of property related to Valley View Mall and less than $0.01 per share of provision for employee separation expenses. Adjustments to FFO in the 2019 quarter included $0.38 per share of debt extinguishment gains related to the conveyance of Wyoming Valley Mall and $0.04 per share of Insurance recoveries.

•	General and administrative expenses decreased by $1.1 million compared to the third quarter of 2019 due to lower payroll and incentive compensation expenses.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three months ended September 30, 2020 and 2019 is included on page 15.

Debt Restructuring and Chapter 11 Process

On October 7, the Company executed a Restructuring Support Agreement (RSA) with over 80% of our lenders supporting either an out of court or in court “prepackaged” restructuring of our bank facilities.  On October 17, we completed the expansion of our Bridge Facility by $25M to a total of $55M to maintain liquidity through the restructuring timeline.

On November 1, 2020, the Company filed voluntary Chapter 11 petitions in order to implement its prepackaged restructuring plan, which is supported by 95% of its lender group.

Asset Dispositions

Multifamily Land Parcels: The Company has executed agreements of sale for land parcels for anticipated multifamily development in the amount of $107.3 million.  The agreements are with three different buyers across five properties for 2,650 units as part of Phase I of the Company’s previously announced multifamily land sale plan.  Closing on the transactions is subject to customary due diligence provisions and securing entitlements.  One buyer for two other land parcels had terminated its agreement and PREIT has now executed letters of intent with another buyer.  One of the two parcels was placed under contract in the third quarter.

Hotel Parcels: The Company has executed two agreements of sale to convey land parcels for anticipated hotel development in the amount of $3.75 million.  The agreements are with two separate buyers for approximately 250 rooms.  Closings on the transactions are subject to customary due diligence provisions and securing entitlements.

Non-Core Malls:  In August 2020, Valley View Mall was transferred to a special servicer as part of our non-core property disposition program.

Retail Operations

Due to COVID-related mall closures impacting a significant portion of the year, the Company is not reporting tenant sales at this time.

2020 Outlook

On March 31, 2020, the Company withdrew its financial outlook for 2020 provided in its February 25, 2020 earnings press release.  The Company is not providing updated guidance at this time.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations

for the Three and Nine Months Ended September 30, 2020 as compared to the Three and Nine Months Ended September 30, 2019

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended September 30, 2020	Per Diluted Share and OP Unit	Nine Months Ended September 30, 2020	Per Diluted Share and OP Unit
Funds from Operations, as adjusted September 30, 2019	$50,052	$0.63	$82,777	$1.05

Changes - Q3 2019 to Q3 2020

Other leasing activity, including base rent and net CAM and real estate tax recoveries	(7,881)	(0.100)	(23,775)	(0.300)
Lease termination revenue	2,000	0.025	1,773	0.025
Credit losses	(6,427)	(0.080)	(11,468)	(0.145)
Other	(886)	(0.010)	(1,571)	(0.020)
Same Store NOI from unconsolidated properties	(1,608)	(0.020)	(3,638)	(0.045)
Same Store NOI	(14,803)	(0.190)	(38,679)	(0.490)
Non Same Store NOI	(3,068)	(0.040)	(8,209)	(0.105)
Dilutive effect of asset sales	(161)	-	(1,117)	(0.015)
General and administrative expenses	1,079	0.015	2,629	0.035
Capitalization of leasing costs	-	-	150	-
Gain on Debt Extinguishment	(29,600)	(0.375)	(24,832)	(0.315)
Gain on sales of non-operating real estate	16	-	(174)	-
Other	(5,769)	(0.075)	(11,011)	(0.140)
Interest expense, net	4,974	0.065	7,879	0.100
Increase in weighted average shares	-	0.005	-	-
Funds from Operations, as adjusted September 30, 2020	$2,719	$0.03	$9,413	$0.12
Insurance recoveries, net	-	-	586	0.005
Gain on derecognition of property	7,006	0.090	7,006	0.090
Provision for employee separation expense	(60)	-	(1,173)	(0.015)
Funds from Operations September 30, 2020	$9,665	$0.12	$15,832	$0.20

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	September 30, 2020	December 31, 2019
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	79,490	77,550
OP Units Outstanding	2,023	2,023
Total Common Shares and OP Units Outstanding	81,513	79,573
Equity Market Capitalization—Common Shares and OP Units	$44,832	$424,124
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$428,582	$807,874

DEBT CAPITALIZATION
Secured Debt Balance (1)	$1,268,121	$1,280,208
Unsecured Debt Balance (2) (3)	935,500	805,000
Debt Capitalization	$2,203,621	$2,085,208
TOTAL MARKET CAPITALIZATION	$2,632,203	$2,893,082

Equity Capitalization/Total Market Capitalization	16.3%	27.9%
Debt Capitalization/Total Market Capitalization	83.7%	72.1%
Unsecured Debt Balance/Total Debt	42.5%	38.6%

CAPITAL RESOURCES
Cash and Cash Equivalents	$49,333	$26,922
Revolving Facility	375,000	400,000
Amount Outstanding	(375,000)	(255,000)
Available Revolving Facility (4)	$-	$145,000
Term Loans	711,000	700,500
Amount Borrowed	(711,000)	(700,500)
Available Term Loans	$-	$-
TOTAL	$49,333	$171,922
Shelf Registration	$500,000	$1,000,000

(1)	Includes consolidated mortgage debt, our share of mortgage debt from equity method investments, and $150,500 of secured debt from our share of the FDP Term Loan.
(2)	The unsecured debt balance includes a 2018 Revolving Facility balance of $375,000 as of September 30, 2020 and $255,000 as of December 31, 2019.
(3)	The unsecured debt balance includes a Term Loan balance of $560,500 as of September 30, 2020 and $550,000 as of December 31, 2019.
(4)

The available Credit Facility borrowings are subject to covenants that may restrict amounts that can be borrowed. Certain of those covenants were suspended, effective as of September 30, 2020, by the amendments of our Credit Agreements on July 27, 2020. The suspension period under those amendments extends until October 31, 2020. Following recent property sales and the amendments of our Credit Agreements on March 30, 2020 and July 27, 2020, the NOI from the Company’s remaining unencumbered properties was at a level such that the Company was able to fully draw as of September 30, 2020 under the $375.0 million 2018 Revolving Facility.

Pennsylvania Real Estate Investment Trust

Statement of Operations – Three and Nine Months Ended September 30, 2020 and 2019

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2020	2019	2020	2019
REVENUE:
Real estate revenue:
Lease revenue	$58,473	$73,310	$178,313	$223,668
Expense reimbursements	4,040	5,364	11,321	15,342
Other real estate revenue	1,336	2,202	4,803	7,619
Total real estate revenue	63,849	80,876	194,437	246,629
Other income	340	498	764	1,440
Total revenue	64,189	81,374	195,201	248,069
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(27,688)	(28,320)	(80,418)	(85,891)
Utilities	(3,530)	(4,009)	(8,971)	(11,350)
Other property operating expenses	(1,827)	(1,836)	(5,699)	(5,815)
Total property operating expenses	(33,045)	(34,165)	(95,088)	(103,056)
Depreciation and amortization	(34,420)	(31,236)	(95,597)	(98,085)
General and administrative expenses	(9,526)	(10,605)	(30,790)	(33,419)
Provision for employee separation expenses	(60)	(218)	(1,173)	(1,078)
Insurance recoveries, net	-	2,878	586	4,494
Project costs and other expenses	(124)	(80)	(287)	(267)
Total operating expenses	(77,175)	(73,426)	(222,349)	(231,411)
Interest expense, net(1)	(20,260)	(15,534)	(54,300)	(46,986)
Gain on debt extinguishment, net	-	29,600	-	24,832
Gain on derecognition of property	7,006	-	7,006	-
Impairment of development land parcel	-	-	-	(1,464)
Total expenses	(90,429)	(59,360)	(269,643)	(255,029)
(Loss) income before equity in (loss) income of partnerships, gain on sales of real estate by equity method investee, (loss) gain on sales of real estate, net, and gain (loss) on sales of interests in non operating real estate	(26,240)	22,014	(74,442)	(6,960)
Equity in income of partnerships(2)	(3,259)	1,531	(2,798)	6,136
Gain on sales of real estate by equity method investee	-	-	-	553
(Loss) gain on sales of real estate, net	(94)	1,171	11,169	2,684
Gain (loss) on sales of interests in non operating real estate	16	-	(174)	-
Net (loss) income	(29,577)	24,716	(66,245)	2,413
Less: net loss (income) attributable to noncontrolling interest	734	(454)	1,996	1,563
Net (loss) income attributable to PREIT	(28,843)	24,262	(64,249)	3,976
Less: preferred share dividends	(6,843)	(6,843)	(20,531)	(20,531)
Net (loss) income attributable to PREIT common shareholders	$(35,686)	$17,419	$(84,780)	$(16,555)

(1)

Net of capitalized interest expense of $489 and $2,646 for the three months ended September 30, 2020 and 2019, respectively, and $1,844 and $6,969 for the nine months ended September 30, 2020 and 2019, respectively.

(2)

Equity in income of partnerships is net of capitalized interest expense of $467 and $1,602 for the three months ended September 30, 2020 and 2019, respectively, and $2,394 and $4,554 for the nine months ended September 30, 2020 and 2019, respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three and Nine Months Ended September 30, 2020 and 2019

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
Net (loss) income	$(29,577)	$24,716	$(66,245)	$2,413
Noncontrolling interest	734	(454)	1,996	1,563
Cumulative preferred share dividends	(6,843)	(6,843)	(20,531)	(20,531)
Dividends on unvested restricted shares	—	(222)	(363)	(663)
Net (loss) income used to calculate (loss) income per share—basic and diluted	$(35,686)	$17,197	$(85,143)	$(17,218)
Basic and diluted (loss) income per share:	$(0.46)	$0.22	$(1.10)	$(0.23)

(in thousands of shares)
Weighted average shares outstanding—basic	77,401	76,492	77,149	74,771
Effect of common share equivalents(1)	—	332	—	—
Weighted average shares outstanding—diluted	77,401	76,824	77,149	74,771

(1) The Company had net losses used to calculate earnings per share for the three months ended September 30, 2020 and the nine months ended September 30, 2020 and 2019.  Therefore, the effects of common share equivalents of 357 for the three months ended September 30, 2020 and, 411 and 375 for the nine months ended September 30, 2020 and 2019, respectively, are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate– Three Months Ended September 30, 2020 and 2019 (Non-GAAP Measures)

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months Ended September 30, 2020(1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2020	2019	$	%	2020	2019	2020	2019
NOI from consolidated properties	$30,662	$43,858	$(13,196)	(30.1%)	$144	$2,853	$30,806	$46,711
NOI attributable to equity method investments, at ownership share	5,421	7,029	(1,608)	(22.9%)	(655)	(296)	4,766	6,733
Total NOI	36,083	50,887	(14,804)	(29.1%)	(511)	2,557	35,572	53,444
Less: lease termination revenue	2,011	55	1,956	3556.4%	-	-	2,011	55
Total NOI excluding lease termination revenue	$34,072	$50,832	$(16,760)	(33.0%)	$(511)	$2,557	$33,561	$53,389

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Net Operating Income ("NOI") Reconciliation for the Nine Months Ended September 30, 2020(1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2020	2019	$	%	2020	2019	2020	2019
NOI from consolidated properties	$98,169	$133,210	$(35,041)	(26.3%)	$1,179	$10,363	$99,348	$143,573
NOI attributable to equity method investments, at ownership share	17,510	21,148	(3,638)	(17.2%)	784	(191)	18,294	20,957
Total NOI	115,679	154,358	(38,679)	(25.1%)	1,963	10,172	117,642	164,530
Less: lease termination revenue	2,236	513	1,723	335.9%	-	17	2,236	530
Total NOI excluding lease termination revenue	$113,443	$153,845	$(40,402)	(26.3%)	$1,963	$10,155	$115,406	$164,000

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(29,577)	$24,716	$(66,245)	$2,413
Depreciation and amortization:
Consolidated	34,420	31,236	95,597	98,085
Unconsolidated properties at ownership share	5,095	2,403	12,396	6,453
Interest expense:		-		-
Consolidated	20,260	15,534	54,300	46,986
Unconsolidated properties at ownership share	2,906	2,656	8,562	7,997
(Gain) loss on sales of real estate by equity method investee	-	-	-	(553)
Gain on sales of interests in real estate, net	94	(1,171)	(11,169)	(2,684)
Loss on debt extinguishment, net	-	(29,600)	-	(24,832)
Gain on derecognition of property	(7,006)	-	(7,006)	-
EBITDAre	$26,192	$45,774	$86,435	$133,865

(1)	EBITDAre is a non-GAAP measure. See definition on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income (Loss) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended September 30, 2020 and 2019

(in thousands)

	Three Months Ended September 30,
	2020	2019
Net (loss) income	$(29,577)	$24,716
Other income	(338)	(498)
Depreciation and amortization	34,420	31,236
General and administrative expenses	9,526	10,605
Insurance recoveries, net	-	(2,878)
Provision for employee separation expenses	60	218
Project costs and other expenses	124	80
Interest expense, net	20,260	15,534
Equity in (loss) income of partnerships	3,259	(1,531)
Gain on debt extinguishment, net	-	(29,600)
Gain on derecognition of property	(7,006)	-
Loss (gain) on sales of interests in real estate, net	94	(1,171)
Gain on sales of interest in non operating real estate	(16)	-
NOI from consolidated properties(1)	$30,806	$46,711

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

	Same Store		Non Same Store		Total
	2020	2019	2020	2019	2020	2019
Real estate revenue
Base rent	$45,304	$49,102	$1,954	$4,586	$47,258	$53,688
CAM reimbursement income	8,647	9,971	327	845	8,974	10,816
Real estate tax income	7,900	8,615	99	499	7,999	9,114
Percentage rent	85	771	-	-	85	771
Lease termination revenue	2,011	11	-	-	2,011	11
	63,947	68,469	2,380	5,930	66,327	74,399
Less: credit losses	(7,521)	(1,094)	(332)	4	(7,853)	(1,090)
Lease revenue	56,426	67,376	2,048	5,934	58,474	73,310
Expense reimbursements	3,850	4,820	190	544	4,040	5,364
Other real estate revenue	1,269	2,050	67	151	1,336	2,201
Total real estate revenue	61,546	74,246	2,305	6,629	63,850	80,875
Property operating expenses		-		-
CAM and real estate taxes	(25,866)	(25,243)	(1,822)	(3,077)	(27,688)	(28,320)
Utilities	(3,299)	(3,533)	(231)	(476)	(3,530)	(4,009)
Other property operating expenses	(1,718)	(1,613)	(107)	(223)	(1,825)	(1,836)
Total property operating expenses	(30,883)	(30,389)	(2,160)	(3,776)	(33,043)	(34,165)
NOI from consolidated properties(1)	$30,662	$43,857	$144	$2,853	$30,806	$46,710
Less: Lease termination revenue	2,011	11	-	-	2,011	11
NOI from consolidated properties excluding lease termination revenue(1)	$28,651	$43,846	$144	$2,853	$28,795	$46,699
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(34.7%)	$(15,195)			(34.7%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share

(Non-GAAP Measure)

Three Months Ended September 30, 2020 and 2019

(in thousands)

	Three Months Ended September 30,
(in thousands of dollars)	2020	2019
Equity in (loss) income of partnerships	$(3,259)	$1,531
Other income	(12)	(24)
Depreciation and amortization	5,095	2,403
Interest expense and other expenses, net	2,942	2,823
NOI from equity method investments at ownership share(1)	$4,766	$6,733

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

	Same Store		Non Same Store		Total
	2020	2019	2020	2019	2020	2019
Real estate revenue
Base rent	$5,538	$6,539	$980	$258	$6,518	$6,797
CAM reimbursement income	1,402	1,489	581	76	1,983	1,565
Real estate tax income	1,046	913	73	51	1,119	964
Percentage rent	33	124	112	-	145	124
Lease termination revenue	-	44	-	-	-	44
	8,019	9,109	1,746	385	9,765	9,494
Less: credit losses	(578)	8	(1,339)	-	(1,917)	8
Lease revenue	7,441	9,117	407	385	7,848	9,502
Expense reimbursements	491	466	191	57	682	523
Other real estate revenue	81	255	564	313	645	568
Total real estate revenue	8,013	9,838	1,162	755	9,175	10,593
Property operating expenses
CAM and real estate taxes	(1,995)	(2,072)	(1,483)	(526)	(3,478)	(2,598)
Utilities	(189)	(205)	(166)	(39)	(355)	(244)
Other property operating expenses	(408)	(532)	(168)	(486)	(576)	(1,018)
Total property operating expenses	(2,592)	(2,809)	(1,817)	(1,051)	(4,409)	(3,860)
NOI from equity method investments at ownership share(1)	$5,421	$7,029	$(655)	$(296)	$4,766	$6,733
Less: Lease termination revenue	-	44	-	-	-	44
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$5,421	$6,985	$(655)	$(296)	$4,766	$6,689
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		(22.4%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income (Loss) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Nine Months Ended September 30, 2020 and 2019

(in thousands)

	Nine Months Ended September 30,
	2020	2019

Net (loss) income	$(66,245)	$2,413
Other income	(765)	(1,440)
Depreciation and amortization	95,597	98,085
General and administrative expenses	30,790	33,419
Insurance recoveries, net	(586)	(4,494)
Provision for employee separation expenses	1,173	1,078
Project costs and other expenses	287	267
Interest expense, net	54,300	46,986
Impairment of development land parcel	-	1,464
Equity in loss (income) of partnerships	2,798	(6,136)
Gain on debt extinguishment, net	-	(24,832)
Gain on derecognition of property	(7,006)	-
Gain on sales of real estate by equity method investee	-	(553)
Gain on sales of interests in real estate, net	(11,169)	(2,684)
Loss on sales of interest in non operating real estate	174	-
NOI from consolidated properties(1)	$99,348	$143,573

	Same Store		Non Same Store		Total
	2020	2019	2020	2019	2020	2019
Real estate revenue
Base rent	$129,861	$148,620	$6,224	$15,056	$136,085	$163,676
CAM reimbursement income	27,777	30,646	1,266	2,719	29,043	33,365
Real estate tax income	24,583	26,006	432	1,488	25,015	27,494
Percentage rent	79	928	5	7	84	935
Lease termination revenue	2,236	463	-	17	2,236	480
	184,536	206,663	7,927	19,287	192,463	225,950
Less: credit losses	(13,417)	(1,949)	(732)	(333)	(14,149)	(2,282)
Lease revenue	171,118	204,714	7,195	18,954	178,313	223,668
Expense reimbursements	10,598	13,642	723	1,700	11,321	15,342
Other real estate revenue	4,527	5,993	276	1,626	4,803	7,619
Total real estate revenue	186,243	224,349	8,194	22,280	194,437	246,629
Property operating expenses		-		-
CAM and real estate taxes	(74,546)	(76,094)	(5,872)	(9,797)	(80,418)	(85,891)
Utilities	(8,305)	(9,926)	(666)	(1,425)	(8,971)	(11,351)
Other property operating expenses	(5,224)	(5,119)	(477)	(695)	(5,701)	(5,814)
Total property operating expenses	(88,075)	(91,139)	(7,015)	(11,917)	(95,090)	(103,056)
NOI from consolidated properties(1)	$98,169	$133,210	$1,179	$10,363	$99,348	$143,573
Less: Lease termination revenue	2,236	463	-	17	2,236	480
NOI from consolidated properties excluding lease termination revenue(1)	$95,933	$132,747	$1,179	$10,346	$97,112	$143,093
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(27.7%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share

(Non-GAAP Measure)

Nine Months Ended September 30, 2020 and 2019

(in thousands)

	Nine Months Ended September 30,
(in thousands of dollars)	2020	2019
Equity in (loss) income of partnerships	$(2,798)	$6,136
Other income	(38)	(46)
Depreciation and amortization	12,396	6,453
Interest expense and other expenses, net	8,734	8,414
NOI from equity method investments at ownership share(1)	$18,294	$20,957

	Same Store		Non Same Store		Total
	2020	2019	2020	2019	2020	2019
Real estate revenue
Base rent	$17,688	$19,831	$3,488	$604	$21,176	$20,435
CAM reimbursement income	4,233	4,790	1,768	90	6,001	4,880
Real estate tax income	2,954	2,800	319	134	3,273	2,934
Percentage rent	84	250	184	-	268	250
Lease termination revenue	-	50	-	-	-	50
	24,959	27,721	5,759	828	30,718	28,549
Less: credit losses	(1,344)	19	(2,032)	59	(3,376)	78
Lease revenue	23,615	27,740	3,727	887	27,342	28,627
Expense reimbursements	1,273	1,402	508	150	1,781	1,552
Other real estate revenue	353	805	1,721	716	2,074	1,521
Total real estate revenue	25,241	29,947	5,956	1,753	31,197	31,700
Property operating expenses
CAM and real estate taxes	(5,955)	(6,459)	(4,160)	(1,244)	(10,115)	(7,703)
Utilities	(476)	(586)	(417)	(119)	(893)	(705)
Other property operating expenses	(1,300)	(1,754)	(595)	(581)	(1,895)	(2,335)
Total property operating expenses	(7,731)	(8,799)	(5,172)	(1,944)	(12,903)	(10,743)
NOI from equity method investments at ownership share(1)	$17,510	$21,148	$784	$(191)	$18,294	$20,957
Less: Lease termination revenue	-	50	-	-	-	50
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$17,510	$21,098	$784	$(191)	$18,294	$20,907
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		(17.0%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three and Nine Months Ended September 30, 2020 and 2019

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
FUNDS FROM OPERATIONS

Net (loss) income	$(29,577)	$24,716	$(66,245)	$2,413
Depreciation and amortization on real estate		-		-
Consolidated properties	34,053	30,948	94,538	97,126
PREIT's share of equity method investments	5,095	2,402	12,396	6,453
Gain on sales of interests in real estate, net	94	(1,171)	(11,170)	(2,684)
Dividends on preferred shares	-	(6,843)	(13,687)	(20,531)
Funds from operations attributable to common shareholders and OP Unit holders(1)	$9,665	$50,052	$15,832	$82,777
Insurance recoveries, net	-	(2,878)	(586)	(4,494)
Gain on debt extinguishment, net	-	(29,600)	-	(24,832)
Gain on derecognition of property	(7,006)	-	(7,006)	-
Impairment of development land parcel	-	-	-	1,464
Provision for employee separation expenses	60	218	1,173	1,078
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$2,719	$17,792	$9,413	$55,993

FUNDS AVAILABLE FOR DISTRIBUTION(1)

Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$2,719	$(20,063)	$9,413	$42,855
Adjustments:		-		-
Straight line rent	(308)	(1,316)	(1,918)	(4,422)
Recurring capital expenditures	(739)	(6,193)	(2,400)	(13,296)
Tenant allowances	(8,391)	(2,613)	(14,132)	(6,082)
Amortization of non-cash deferred compensation	1,726	(3,811)	5,021	-
Capitalized leasing costs	-	(192)	(150)	(668)
Amortization of above- and below-market lease intangibles	(16)	(23)	(65)	(51)
Funds available for distribution to common shareholders and OP Unit holders(1)	$(5,009)	$(34,211)	$(4,231)	$18,336

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.12	$0.63	$0.20	$1.05
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.03	$0.23	$0.12	$0.71
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(0.06)	$0.12	$(0.05)	$0.47

Weighted average number of shares outstanding	77,401	76,492	77,149	74,771
Weighted average effect of full conversion of OP Units	2,023	2,023	2,023	3,625
Effect of common share equivalents	357	332	411	375
Total weighted average shares outstanding, including OP Units	79,781	78,847	79,583	78,771

(1)Non-GAAP measures. See definitions on page 33.

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheet

	September 30, 2020	December 31, 2019
(in thousands, except per share amounts)	(Unaudited)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,163,656	$3,099,034
Construction in progress	46,872	106,011
Land held for development	5,881	5,881
Total investments in real estate	3,216,409	3,210,926
Accumulated depreciation	(1,280,117)	(1,202,722)
Net investments in real estate	1,936,292	2,008,204
INVESTMENTS IN PARTNERSHIPS, at equity:	176,070	159,993
OTHER ASSETS:
Cash and cash equivalents	36,373	12,211
Tenant and other receivables	64,367	41,261
Intangible assets (net of accumulated amortization of $19,896 and $18,248 at September 30, 2020 and December 31, 2019, respectively)	11,756	13,404
Deferred costs and other assets, net	138,821	103,688
Assets held for sale	1,384	12,506
Total assets	$2,365,063	$2,351,267
LIABILITIES:
Mortgage loans payable, net	$890,848	$899,753
Term Loans, net	559,040	548,025
Revolving Facilities	375,000	255,000
Tenants’ deposits and deferred rent	10,601	13,006
Distributions in excess of partnership investments	77,848	87,916
Fair value of derivative liabilities	27,694	13,126
Accrued expenses and other liabilities	105,638	107,016
Total liabilities	2,046,669	1,923,842
COMMITMENTS AND CONTINGENCIES:
EQUITY:
Series B Preferred Shares, $.01 par value per share; 25,000 shares authorized; 3,450 shares issued and outstanding; liquidation preference of $87,840 and $86,250 at September 30, 2020 and December 31, 2019, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 25,000 shares authorized; 6,900 shares issued and outstanding; liquidation preference of $175,605 and $172,500 at September 30, 2020 and December 31, 2019, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 25,000 shares authorized; 5,000 shares issued and outstanding; liquidation preference of $127,149 and $125,000 at September 30, 2020 and December 31, 2019, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 200,000 shares authorized; 79,490 and 77,550 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	79,490	77,550
Capital contributed in excess of par	1,770,070	1,766,883
Accumulated other comprehensive (loss) income	(27,828)	(12,556)
Distributions in excess of net income	(1,504,372)	(1,408,352)
Total equity—Pennsylvania Real Estate Investment Trust	317,514	423,679
Noncontrolling interest	880	3,746
Total equity	318,394	427,425
Total liabilities and equity	$2,365,063	$2,351,267

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP)

(in thousands)

	September 30,
(in thousands of dollars)	2020	2019
ASSETS:
Investments in real estate, at cost:
Operating properties	$567,323	$355,933
Construction in progress	18,071	188,127
Total investments in real estate	585,394	544,060
Accumulated depreciation	(126,583)	(110,893)
Net investments in real estate	458,811	433,167
Cash and cash equivalents	12,961	16,056
Deferred costs and other assets, net	55,949	20,344
Total assets	527,721	469,567
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	223,249	227,216
FDP Term Loan	150,500	150,500
Other liabilities	55,750	35,965
Total liabilities	429,499	413,681
Net investment	$98,222	$55,886
Reconciliation to comparable GAAP balance sheet item:
Investment in partnerships, at equity	$176,070	$143,440
Distributions in excess of partnership investments	(77,848)	(87,554)
Net investment	$98,222	$55,886

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended September 30, 2020

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	5	8,194	1.8	$36.78	N/A	N/A	N/A	N/A	$-
	Unconsolidated(4)	-	-	-	-	N/A	N/A	N/A	N/A	-
Total Under 10k sf		5	8,194	1.8	$36.78	N/A	N/A	N/A	N/A	$-
Total New Leases		5	8,194	1.8	$36.78	N/A	N/A	N/A	N/A	$-

Renewal Leases
Under 10k sf	Consolidated	17	27,051	1.9	$62.93	$64.97	$(2.04)	(3.1%)	(5.4%)	$-
	Unconsolidated(4)	2	2,958	2.2	$102.35	$126.63	(24.28)	(19.2%)	(26.7%)	-
Total Under 10k sf		19	30,009	1.9	$66.82	$71.05	$(4.23)	(6.0%)	(9.1%)	$-

Total Over 10k sf	Consolidated	1	12,608	5.0	14.00	13.50	0.50	3.7%	3.7%	-
Total Fixed Rent		20	42,617	2.8	$51.19	$54.02	$(2.83)	(5.2%)	(8.1%)	$-
Total Percentage in Lieu	Consolidated	6	28,535	1.3	39.14	46.98	(7.85)	(16.7%)	N/A	-
Total Renewal Leases		26	71,152	2.2	$46.36	$51.20	$(4.84)	(9.5%)		$-
Total Non Anchor		31	79,346	2.2	$45.37

(1)

Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent.  In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)

Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.
(4)

We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2019 for further details on our ownership interests in our unconsolidated properties.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Nine Months Ended September 30, 2020

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	32	69,077	6.0	$39.93	N/A	N/A	N/A	N/A	$9.28
	Unconsolidated(4)	2	6,581	6.0	47.63	N/A	N/A	N/A	N/A	6.76
Total Under 10k sf		34	75,658	6.0	$40.60	N/A	N/A	N/A	N/A	$9.06
Total New Leases		34	75,658	6.0	$40.60	N/A	N/A	N/A	N/A	$9.06

Renewal Leases
Under 10k sf	Consolidated	72	174,155	2.7	$54.60	$55.70	$(1.10)	(2.0%)	2.9%	$0.01
	Unconsolidated(4)	9	26,929	2.1	$42.34	$60.40	(18.06)	(29.9%)	(32.6%)	-
Total Under 10k sf		81	201,084	2.6	$52.96	$56.33	$(3.37)	(6.0%)	(2.5%)	$0.01

Total Over 10k sf	Consolidated	3	61,345	4.5	15.92	16.28	(0.36)	(2.2%)	(12.8%)
Total Fixed Rent		84	262,429	3.1	$44.30	$46.97	$(2.67)	(5.7%)	(3.4%)	$0.01
Total Percentage in Lieu	Consolidated	24	76,509	1.3	33.64	44.38	(10.74)	(24.2%)	N/A	-
Total Renewal Leases (4)		108	338,938	2.7	$41.89	$46.38	$(4.49)	(9.7%)		$0.01
Total Non Anchor		142	414,596	3.3	$41.66

(1)

Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent.  In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)

Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.
(4)

We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2019 for further details on our ownership interests in our unconsolidated properties.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	September 30, 2020								September 30, 2019
					Actual Occupancy		Leased Occupancy						Actual Occupancy
	% Rolling 12 Mo. NOI	Average Comp Sales (1)	Average Gross Rent(2)(3)	Occupancy Cost	Total	Non- Anchor	Total	Non- Anchor	% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(2)(3)	Occupancy Cost	Total	Non- Anchor
Malls	90.9%	n/a	$58.09	12.3%	93.2%	89.1%	93.4%	89.4%	89.5%	$536	$59.56	12.2%	94.4%	91.1%
Non-Core Malls	1.4%	n/a	37.37	15.3%	70.8%	52.1%	70.8%	52.1%	3.3%	$325	$46.86	14.6%	76.2%	64.0%
Malls Total	92.3%	n/a	$57.55	12.4%	91.8%	87.4%	92.0%	87.6%	92.8%	$528	$59.12	12.2%	93.2%	89.8%
Other Retail Properties	7.3%	n/a	$25.28	n/a	92.7%	92.1%	94.5%	94.1%	5.7%	n/a	$25.90	n/a	92.7%	92.1%
Total Retail Properties	99.6%	n/a	$48.23	12.4%	91.9%	88.1%	92.2%	88.7%	98.4%	n/a	$49.90	n/a	93.2%	89.8%
Sold Properties	0.1%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	1.1%	$351	$31.41	n/a	69.0%	87.6%
Other Properties (4)	0.3%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0%	n/a	n/a	n/a	n/a	n/a
Total Portfolio	100.0%	n/a	$48.23	12.4%	91.9%	88.1%	92.2%	88.7%	100.0%	$515	$49.33	12.2%	92.5%	90.1%

(1)	Average comp sales are not reported due to COVID-19 related mall closures impacting the majority of the second quarter of 2020.
(2)

Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(3)	Average gross rent for mall tenants greater than 10,000 sf was $20.13 per square foot as of September 30, 2020 and $21.87 per square foot as of September 30, 2019.
(4)

Operating metrics for Fashion District Philadelphia as of September 30, 2020 and 2019, respectively, are excluded because the property was under redevelopment until September 2019 and has not yet stabilized.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	September 30, 2020				September 30, 2019			Change
	% of Mall NOI	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %	Avg Comp Sales (2)	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %
Top 6 Malls
Willow Grove Park	6.1%	n/a	92.6%	87.8%	780	92.8%	87.4%	n/a	(0.2%)	0.4%
Cherry Hill Mall	13.2%	n/a	91.4%	89.7%	712	95.6%	94.7%	n/a	(4.2%)	(5.0%)
Woodland Mall	5.6%	n/a	96.8%	96.2%	615	96.6%	96.6%	n/a	0.2%	(0.4%)
Lehigh Valley Mall	6.9%	n/a	88.9%	82.0%	592	90.6%	84.4%	n/a	(1.7%)	(2.4%)
Mall at Prince Georges	7.6%	n/a	98.3%	96.6%	558	98.5%	96.8%	n/a	(0.2%)	(0.2%)
Springfield Town Center	10.8%	n/a	90.3%	87.0%	554	92.8%	90.4%	n/a	(2.5%)	(3.4%)
	50.3%	n/a	92.7%	89.3%	642	94.3%	91.6%	n/a	(1.6%)	(2.3%)

Malls 7-12
Dartmouth Mall	4.9%	n/a	96.9%	95.6%	539	97.4%	96.6%	n/a	(0.5%)	(1.0%)
Jacksonville Mall	4.5%	n/a	99.2%	98.4%	507	98.7%	97.4%	n/a	0.5%	1.0%
Magnolia Mall	3.5%	n/a	95.2%	91.7%	476	97.4%	95.6%	n/a	(2.2%)	(3.9%)
Capital City Mall	6.1%	n/a	97.2%	95.8%	457	99.5%	99.3%	n/a	(2.3%)	(3.5%)
Patrick Henry Mall	4.8%	n/a	95.8%	93.8%	445	94.9%	92.6%	n/a	0.9%	1.2%
Viewmont Mall	4.3%	n/a	95.8%	91.4%	442	96.4%	92.5%	n/a	(0.6%)	(1.1%)
	28.1%	n/a	96.6%	94.4%	471	97.4%	95.8%	n/a	(0.8%)	(1.4%)

Malls 13-18
Valley Mall	5.0%	n/a	98.0%	95.4%	425	97.7%	95.4%	n/a	0.3%	0.0%
Moorestown Mall	2.3%	n/a	94.0%	86.6%	413	92.7%	83.0%	n/a	1.3%	3.6%
Springfield Mall	1.5%	n/a	81.9%	81.9%	412	92.4%	92.4%	n/a	(10.5%)	(10.5%)
Cumberland Mall	3.2%	n/a	90.3%	84.1%	396	91.6%	86.2%	n/a	(1.3%)	(2.1%)
Francis Scott Key Mall	4.0%	n/a	93.9%	90.5%	378	91.6%	86.9%	n/a	2.3%	3.6%
Plymouth Meeting Mall	4.1%	n/a	83.5%	75.6%	342	88.0%	81.4%	n/a	(4.5%)	(5.8%)
	20.0%	n/a	91.3%	84.9%	396	92.3%	86.8%	n/a	(1.0%)	(1.9%)

All Core Malls	98.5%	n/a	93.2%	89.1%	536	94.4%	91.1%	n/a	(1.2%)	(2.0%)

Non-Core Malls
Valley View Mall	1.4%	n/a			703	91.5%	87.6%	n/a	(91.5%)	(87.6%)
Exton Square Mall	0.2%	n/a	70.8%	52.1%	325	76.2%	64.0%	n/a	(5.4%)	(11.9%)
All Non-Core Malls	3.6%	n/a	70.8%	52.1%	343	73.8%	72.5%	n/a	(3.0%)	(20.4%)

All Malls	100.0%	n/a	91.8%	87.4%	515	92.5%	89.8%	n/a	(0.7%)	(2.4%)

(1)	Average comp sales are not reported due to COVID-19 related mall closures impacting 2020.
(2)	Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

September 30, 2020

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations (1)	Percentage of Annualized Gross Rent (2)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker, Lady Foot Locker, Nike Yardline, Footaction Flight 23	41	8	49	4.9%
L Brands, Inc.	Bath & Body Works, Pink, Victoria's Secret	32	6	38	4.0%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Totally Pagoda, Zales Jewelers, Silver & Gold Connection	48	9	57	3.2%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods	11	1	12	3.0%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters	15	4	19	2.4%
Express, Inc	Express, Express Factory Outlet, Express Men	12	3	15	2.0%
Gap, Inc.	Banana Republic, Gap/Gap Kids/Gap Outlet, Old Navy, Old Navy Outlet, Banana Republic Factory Store	12	8	20	1.8%
Dave & Buster's, Inc.	Dave & Buster's	3	1	4	1.8%
Macy's	Bloomingdale's, Macy's	12	2	14	1.6%
Cineworld Group	Regal Cinemas	4	0	4	1.6%
Home Depot	Home Depot	1	2	3	1.6%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kidz, Underground by Journeys	24	4	28	1.6%
J.C. Penney Company, Inc.	JC Penney, Penneys Firestone	12	1	13	1.5%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut, Sunglass Hut Outlet	22	6	28	1.3%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	8	0	8	1.3%
Shoe Show, Inc.	Shoe Department, Shoe Dept. Encore, Shoe Show	20	2	22	1.1%
Sycamore Partners	Hot Topic, Talbots, Torrid	24	4	28	1.1%
The TJX Companies, Inc.	HomeGoods, HomeSense, Marshalls, Sierra Trading Post, TJ Maxx	7	1	8	1.1%
The Children's Place, Inc.	The Children's Place	13	3	16	1.0%
Focus Brands	Auntie Anne's, Cinnabon, Jamba Juice, Moe's Southwest Grill	29	3	32	1.0%
Total Top 20 Tenants		350	68	418	38.9%
Total Leases		1,346	299	1,645	100.0%

(1)	Excludes tenants from Fashion District Philadelphia.
(2)	Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of September 30, 2020.

Pennsylvania Real Estate Investment Trust

Lease Expirations as of September 30, 2020

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors (1)
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (2)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2020 and Prior	172	541,667	6.9%	22,478	20,758	7.3%	41.50
2021	237	840,706	10.7%	32,768	28,797	10.2%	38.98
2022	214	700,698	8.9%	32,120	27,890	9.9%	45.84
2023	181	1,035,709	13.2%	38,545	33,964	12.0%	37.22
2024	164	704,148	9.0%	36,392	33,173	11.7%	51.68
2025	171	918,278	11.7%	43,150	34,122	12.0%	46.99
2026	117	700,190	8.9%	32,481	24,447	8.6%	46.39
2027	85	616,210	7.8%	23,703	22,268	7.9%	38.47
2028	72	612,100	7.8%	22,308	20,879	7.4%	36.44
2029	56	473,061	6.0%	16,875	16,040	5.7%	35.67
Thereafter	67	712,892	9.1%	23,051	20,681	7.3%	32.33
Total/Average	1,536	7,855,659	100.0%	$323,871	$283,019	100.0%	$41.23

Anchors(1)
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (2)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2020 and prior	1	85,212	1.8%	689	689	2.2%	8.08
2021	5	508,467	10.5%	2,313	1,798	5.6%	4.55
2022	7	1,001,974	20.8%	3,475	3,121	9.7%	3.47
2023	3	348,592	7.2%	1,895	1,895	5.9%	5.44
2024	5	702,674	14.6%	6,988	6,988	21.9%	9.94
2025	4	635,169	13.1%	2,211	2,211	6.9%	3.48
2026	3	198,066	4.1%	2,526	1,823	5.7%	12.75
2028	9	982,424	20.3%	6,830	6,830	21.4%	6.95
2029	1	65,155	1.3%	2,210	2,210	6.9%	33.92
Thereafter	5	304,304	6.3%	4,404	4,404	13.8%	14.47
Total/Average	43	4,832,037	100.0%	$33,541	$31,969	100.0%	$6.94

(1)	Only includes owned space. Excludes tenants from Fashion District Philadelphia.
(2)	Does not include tenants occupying space under license agreements with initial terms of less than one year.
(3)	Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust

Property Information as of September 30, 2020

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2028	102,825	Macy's	120,000	104,806	162,815	14,085	616,510
		Dick's Sporting Goods	2028	61,677
		Sportsman's Warehouse	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	239,234	384,871	71,686	1,312,676
					Macy's	304,600
Cumberland Mall	Vineland, NJ	Burlington	2021	80,983	BJ's Wholesale Club	117,889	168,249	136,426	65,921	951,267
		The Home Depot	2024	132,013	Boscov's	155,341
		Dick's Sporting Goods	2028	50,000
		Regal Cinemas	2024				44,445
Dartmouth Mall	Dartmouth, MA	JCPenney	2024	100,020	Macy's	140,000	119,050	146,244	14,313	608,455
		Burlington	2030	43,840
		AMC Theaters	2026				44,988
Francis Scott Key Mall	Frederick, MD	JCPenney	2021	101,293	Macy's	139,333	139,863	165,322	37,423	754,267
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2026	72,510			123,079	124,043	3,908	493,145
		JCPenney	2025	51,812
		Sears	2021	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	182,637	313,840	109,306	1,189,769
		Macy's	2022	212,000
Magnolia Mall	Florence, SC	Belk	2028	115,793			96,175	124,924	28,118	591,860
		Best Buy	2023	32,054
		JCPenney	2022	104,107
		Dick's Sporting Goods	2023				45,000
		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ	Boscov's	2028	202,765			232,014	171,308	57,232	955,239
		Sears	2022	205,591
		Regal Cinemas	2028				57,843
		HomeSense	2028	28,486
Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2022	50,250	Dillard's	144,157	60,095	219,776	18,341	717,831
		JCPenney	2020	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			159,504	167,762	150,346	911,888
		Whole Foods	2029	65,155
		Burlington	2030	41,883
		Dick's Sporting Goods	2031				57,588
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	161,938	40,321	610,735
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2025	252,245	JCPenney	209,144	168,618	301,576	95,229	1,373,877
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2029				49,788
		Saks OFF 5th	2026				29,438
The Mall at Prince Georges	Hyattsville, MD	JCPenney	2021	148,778			177,988	250,814	15,290	923,711
		Macy's	2023	195,655
		Target	2024	135,186
Valley Mall	Hagerstown, MD	JCPenney	2024	157,455			95,023	201,993	16,854	827,735
		Belk	2028	123,094
		Regal Cinemas	2029				53,059
		Dick's Sporting Goods	2031	62,416
		Onelife Fitness	2033	70,000
		Tilt Studio	2028	47,841

Pennsylvania Real Estate Investment Trust

Property Information as of September 30, 2020

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Viewmont Mall	Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	65,843	154,936	22,957	689,226
		Dick's Sporting Goods/Field & Stream	2028	90,000
		HomeGoods	2027				22,577
Willow Grove Park	Willow Grove, PA	Macy's	2022	225,000	Bloomingdale's	237,537	129,219	228,743	49,910	1,086,325
		Nordstrom Rack	2022	40,332	Sears(1)	175,584
Woodland Mall	Grand Rapids, MI	Von Maur	2119	86,165	JCPenney	254,905	162,636	286,584	17,855	965,461
					Macy's	157,316
Total Core Malls				4,497,347		3,385,924	3,163,696	3,703,915	829,095	15,579,977

Other Malls and Retail Properties
Exton Square Mall	Exton, PA	Boscov's	2024	178,000	Macy's	181,200	186,185	150,449	236,737	990,942
		Round 1	2026	58,371
Fashion District Philadelphia	Philadelphia, PA	Burlington	2032	85,162			179,365	135,740	167,857	826,352
		Century 21	2026	95,157
		AMC	2034				36,535
		Round 1	2029				58,080
		City Winery	2037				29,762
		H&M	2030				38,694
Gloucester Premium Outlets	Blackwood, NJ						37,303	266,466	64,380	368,149
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2026	67,185	Lowe's	163,215	304,209	43,387	37,505	777,695
					Target	137,514
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2021	59,620	BJ's Wholesale Club	116,872	293,144	37,570	16,571	703,909
					The Home Depot	130,751
		Dick's Sporting Goods	2021				49,381
Valley View Center	La Crosse, WI							15,272		60,272
		Dick's Sporting Goods	2025				45,000
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	248,086	15,207	-	462,883
					Weis Market	65,032
Total Other Malls and Retail Properties				543,495		929,142	1,530,424	664,091	523,050	4,190,202
Total Portfolio				5,040,842		4,315,066	4,694,120	4,368,006	1,352,145	19,770,179

(1) Approximately 69,000 square feet of this space has been subleased to Primark.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	September 30, 2020
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Core Malls
Capital City Mall	$137,114	$-	$55,389	$81,725	$-
Cherry Hill Mall	487,498	258	274,861	212,895	265,748
Cumberland Mall	84,051	-	33,597	50,454	41,519
Dartmouth Mall	91,038	76	47,079	44,035	57,599
Francis Scott Key Mall	98,196	-	45,524	52,672	68,469
Jacksonville Mall	93,945	-	42,533	51,412	-
Magnolia Mall	108,001	2	52,773	55,230	-
Moorestown Mall	190,616	-	79,093	111,523	-
Patrick Henry Mall	156,517	-	76,561	79,956	87,534
Plymouth Meeting Mall	232,126	8,840	106,537	134,429	-
The Mall at Prince Georges	144,407	2,227	68,811	77,823	-
Springfield Town Center	496,490	-	78,537	417,953	-
Valley Mall	147,116	1,229	52,255	96,090	-
Viewmont Mall	121,806	-	53,166	68,640	67,185
Willow Grove Park	233,482	34,133	112,015	155,600	153,764
Woodland Mall	284,990	107	86,014	199,083	123,000
Total Core Malls	3,107,393	46,872	1,264,745	1,889,520	864,818

Non-Core Malls
Exton Square Mall	48,973	-	12,664	36,309	-
Valley View Mall	7,289	-	2,707	4,582	$27,212
Total Non-Core Malls	56,262	-	15,371	40,891	27,212

Total Malls	$3,163,655	$46,872	$1,280,116	$1,930,411	$892,030
Other Properties
Land held for development	5,881	-	-	5,881	-
Total Other Properties	$5,881	$-	$-	$5,881	$-
Total Investment in Real Estate	$3,169,536	$46,872	$1,280,116	$1,936,292	$892,030

Land parcels held for sale
Moorestown Mall	434	-	-	434	-
Woodland Mall	1,054	-	-	1,054	-
Total held for sale	$1,488	$-	$-	$1,488	$-

(1)	Refer to page 28 for further debt information.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate – Equity Method Investments at Ownership Share

(in thousands)

	September 30, 2020
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(2)
Unconsolidated Malls
Fashion District Philadelphia(1)	$336,606	$8,339	$(17,582)	$327,363	$150,500
Lehigh Valley Mall	51,370	4,337	(29,603)	26,104	95,042
Springfield Mall	58,732	60	(25,157)	33,635	29,897
Total Unconsolidated Malls	$446,708	$12,736	$(72,342)	$387,102	$275,439

Unconsolidated Other Retail Properties
Gloucester Premium Outlets	27,507	679	(5,588)	22,598	21,500
Metroplex Shopping Center	43,722	3,854	(27,611)	19,965	37,005
The Court at Oxford Valley	28,411	8	(13,231)	15,188	26,368
Red Rose Commons	14,629	-	(5,410)	9,199	12,703
Total Unconsolidated Other Retail Properties	$114,269	$4,541	$(51,840)	$66,950	$97,576
Unconsolidated Property Under Development
Pavilion at Market East	6,346	814	(2,401)	4,759	$3,076
Total Investment in Real Estate	$567,323	$18,091	$(126,583)	$458,811	$376,091
(1)	CIP includes less than $1.0 million of existing building shell that was reclassified from operating properties.
(2)	Refer to page 28 for further debt information.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three and Nine Months Ended September 30, 2020

(in thousands)

	Three Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	Consolidated	PREIT's Share of Equity Method Investments	Total	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$2,678	$8,147	$10,825	$20,996	$25,814	$46,810
Tenant allowances	6,194	2,197	8,391	10,849	3,283	14,132
Recurring capital expenditures:
CAM expenditures	322	23	345	1,560	319	1,879
Non-CAM expenditures	360	34	394	470	51	521
Total recurring capital expenditures	682	57	739	2,030	370	2,400
Total	$9,554	$10,401	$19,955	$33,875	$29,467	$63,342

(1)	Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of September 30, 2020

(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$878,176	39.9%	$13,854	0.6%	$892,030	42.5%
Unconsolidated mortgage loans payable (3)	201,015	9.0%	24,576	1.2%	225,591	10.7%
Consolidated Term Loans (4)	438,000	19.9%	122,500	5.6%	560,500	26.0%
Unconsolidated Term Loan (5)	-	0.0%	150,500	6.8%	150,500	7.1%
2018 Revolving Facility	12,000	0.0%	363,000	16.5%	375,000	13.7%
Total Outstanding Debt	$1,529,191	69.4%	$674,430	30.6%	$2,203,621	100.0%
Average Stated Interest Rate	4.71%		3.49%		4.34%

(1)	Includes variable rate debt swapped to fixed rate debt.
(2)	Excludes deferred financing costs of $1,182.
(3)	Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $304.
(4)	Excludes deferred financing costs of $1,460.
(5)	Reflects our share of Term Loan debt of equity method investee. Excludes our share of deferred financing costs of $1,405.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	6/30/2020	$1,121,329	$375,000	$694,500	$2,190,829
2018 Term Loan Repayment	7/30/2020	-	-	(1,091)	(1,091)
2018 Term Loan Repayment	8/31/2020	-	-	(1,091)	(1,091)
2018 Term Loan Repayment	9/30/2020	-	-	(1,091)	(1,091)
2014 Term Loan Repayment	7/30/2020	-	-	(909)	(909)
2014 Term Loan Repayment	8/31/2020	-	-	(909)	(909)
2014 Term Loan Repayment	9/30/2020	-	-	(909)	(909)
Bridge Facility Borrowing	8/11/2020	-	-	11,000	11,000
Bridge Facility Borrowing	9/4/2020	-	-	11,500	11,500
Mortgage loan amortization, including our share of debt of equity method investees	9/30/2020	(3,708)	-	-	(3,708)
Ending Balance	9/30/2020	$1,117,621	$375,000	$711,000	$2,203,621
Weighted Average Balance		$1,120,505	$375,000	$701,808	$2,197,313

(continued next page)

Pennsylvania Real Estate Investment Trust

Debt Analysis as of September 30, 2020

(in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date	2018 Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2020	$7,503	$(232)	$27,161	$-	$22,500	$(319)	$56,613
2021	22,543	(353)	230,375	-	244,545	(1,168)	495,942
2022	17,201	(301)	377,489	375,000	-	(740)	768,649
2023	10,204	(195)	86,801	-	443,955	(210)	540,555
2024	6,405	(185)	-	-	-	(75)	6,145
Thereafter	14,506	(220)	317,433	-	-	(354)	331,365
	$78,362	$(1,486)	$1,039,259	$375,000	$711,000	$(2,865)	$2,199,270

(1)

The weighted average period to total debt maturity is 2.30 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2020	$27,212	5.95%
2021	232,332	3.74%
2022	397,236	4.08%
2023	94,604	4.37%
2024	-	-
Thereafter	366,237	4.08%
Total	$1,117,621	4.08%

(1)	Includes our share of debt of equity method investees.

Pennsylvania Real Estate Investment Trust

Debt Schedule as of September 30, 2020

(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity	Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Valley View Mall	$27,212	5.95%	$2,290	$27,161	July 2020	July 2020
Viewmont Mall (1)	57,000	4.37%	2,491	-	March 2021	March 2021
Woodland Mall (1)	123,000	3.02%	5,389	122,020	April 2021	April 2021
Red Rose Commons (2)	12,703	5.14%	978	12,379	July 2021	July 2021
The Court at Oxford Valley (2)	26,368	5.56%	2,058	25,782	July 2021	July 2021
Cumberland Mall	41,519	4.40%	3,433	38,157	August 2022	August 2022
Cherry Hill Mall	265,748	3.90%	16,980	251,120	September 2022	September 2022
Francis Scott Key Mall (1)	64,800	5.52%	3,574	-	January 2022	January 2023
Dartmouth Mall	57,599	3.97%	3,825	53,299	April 2023	April 2023
Metroplex Shopping Center (2)	37,005	5.00%	2,818	33,502	October 2023	October 2023
Patrick Henry Mall	87,534	4.35%	5,748	77,591	July 2025	July 2025
Springfield Mall (2)	29,897	4.45%	1,964	26,299	October 2025	October 2025
Willow Grove Park	153,764	3.88%	9,599	133,754	October 2025	October 2025
Lehigh Valley Mall (2)	95,042	4.06%	5,768	79,789	November 2027	November 2027
Total Fixed Rate Mortgage Loans	$1,079,191	4.15%	$66,915	$880,853

Variable Rate Mortgage Loans
Pavilion East Associates (2)	$3,076	3.73%	$214	$3,009	February 2021	February 2021
Viewmont Mall	10,185	2.51%	255	67,185	March 2021	March 2021
Gloucester Premium Outlets (2)	21,500	1.66%	356	21,500	March 2022	March 2023
Francis Scott Key Mall	3,669	2.76%	101	66,712	January 2022	January 2023
Total Variable Rate Mortgage Loans	$38,430	2.15%	$926	$158,406
Total Mortgage Loans	$1,117,621	4.08%	$67,841	$1,039,259

Consolidated Mortgage Loans	$892,030	4.04%	$53,685	$836,999
Consolidated Deferred Financing Fees	(1,182)	n/a	n/a	n/a
Unconsolidated Mortgage Loans	225,591	4.27%	14,156	202,260
Unconsolidated Deferred Financing Fees (2)	(304)	n/a	n/a	n/a
2014 7 Year Term Loan (1)	244,545	3.39%	9,967	244,545	December 2021	December 2021
2018 5 Year Term Loan (1)	293,455	7.04%	20,652	293,455	May 2023	May 2023
Unconsolidated Term Loan	150,500	2.16%	30,973	150,500	January 2023	January 2023
Term Loan Deferred Financing Fees	(2,865)	n/a	n/a	n/a
2018 Revolving Facility	375,000	4.22%	415	375,000	May 2022	May 2023
Bridge Facility	22,500	9.00%	2,025	22,500	October 2020	October 2020
Total	$2,199,270	4.34%	$131,872	$2,125,259
Amortization of Deferred Financing Fees	0	0.15%	—	—
Effective Interest Rate	$2,199,270	4.34%	$131,872	$2,125,259

(1)	All or a portion of the loan has been effectively swapped to the fixed interest rate presented.
(2)	Includes our share of debt of equity method investees, based on our ownership percentage.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios (1)

September 30, 2020
Consolidated Liabilities to Gross Asset Value	(2)
Ratio of Consolidated Liabilities to Gross Asset Value shall not exceed 65% (suspended as of September 30, 2020)
Secured Indebtedness to Gross Asset Value	N/A
Secured Indebtedness to Gross Asset Value may not exceed 60%
Adjusted EBITDA to Fixed Charges	(2)
Adjusted EBITDA may not be less than 1.40 to 1.00 (suspended as of September 30, 2020)
Unencumbered Adjusted NOI to Unsecured Interest Expense	N/A
Unencumbered Adjusted NOI to Unsecured Interest Expense may not be less than 1.75 to 1.00
Unencumbered Debt Yield	(2)
Ratio of Unencumbered Adjusted NOI to Unsecured Debt may not be less than 10% (suspended as of September 30, 2020)

(1)

The 2018 Revolving Facility Agreement, as amended, and 2018 Term Loan Agreement, as amended, each dated May 24, 2018, and the 7-Year 2014 Term Loan Agreement, as amended, dated September 5, 2018 (collectively, the "Credit Facility Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios.  All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Facility Agreements.  In addition to the ratios set forth herein, there are several other ratios set forth in the covenants under the Credit Facility Agreements with which the Company must comply, which are described in the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2020.

(2)

The Credit Facility Agreements were amended on March 30, 2020 and again on July 27, 2020, and the covenants and ratios, as amended, and several of which were suspended as of September 30, 2020, as noted in this table, are described in the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2020.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

FORWARD LOOKING STATEMENTS

This Supplemental Financial and Operating Information for the quarter ended September 30, 2020, together with other statements and information publicly disseminated by us, contain certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations regarding the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	the ability to implement the prepackaged restructuring plan in accordance with the RSA;
•

risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the chapter 11 cases, the outcomes of court rulings and the chapter 11 cases in general and the length of time that we may be required to operate in bankruptcy;

•	the effectiveness of the restructuring pursuant to the chapter 11 cases and any additional strategies that we may employ to address our liquidity and capital resources;
•

the actions and decisions of creditors, regulators and other third parties that have an interest in the chapter 11 cases, which may interfere with the ability to confirm and consummate the prepackaged restructuring plan;

•	restrictions on us due to the terms of any interim and final orders that we may seek from the Bankruptcy Court authorizing our use of cash collateral securing indebtedness;
•	our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•	the COVID-19 global pandemic and the public health and governmental actions in response, which have and may continue to exacerbate many of the risks listed below;
•

our ability to implement plans and initiatives to adequately address the “going concern” considerations described in Note 1 to consolidated financial statements in our Form 10-K for the year ended December 31, 2019;

•	changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•

current economic conditions, including current high rates of unemployment and its effects on consumer confidence and spending,  and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;

•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•	our ability to maintain and increase property occupancy, sales and rental rates;
•	increases in operating costs that cannot be passed on to tenants;
•	the effects of online shopping and other uses of technology on our retail tenants;
•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•	social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;
•	potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•	our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio and our ability to remain in compliance with our financial covenants;
•	our ability to raise capital, including through sales of properties or interests in properties; and
•	potential dilution from any equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and any subsequent reports we file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO, which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs.  We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) and, when applicable, related measures such as Funds From Operations, as adjusted, in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

When applicable, we also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense and insurance recoveries or losses, net, which can have a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.  We also present FFO on a further adjusted basis to isolate the impact on FFO caused by property dispositions.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense and accelerated amortization of financing costs.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI excludes other income, general and administrative expenses, insurance recoveries, employee separation expenses, interest expense, depreciation and amortization, impairment of assets, equity in income of partnerships, gains/losses and adjustment to gains/losses on sales of interest in non operating real estate, gains/losses on sales of interest in real estate by equity method investee, gains/losses on sales of interests in real estate, net, gain or loss on debt extinguishment, and project costs and other expenses. We believe that net income is the most directly comparable GAAP measure to NOI.

We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time.   We use NOI and related terms, like Same Store NOI, as performance measures for determining incentive compensation amounts under certain of our performance-based incentive compensation programs.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired, disposed, under redevelopment or designated as non-core during the periods presented. In 2018, Wyoming Valley Mall was designated as non-core and subsequently conveyed to the lender in September 2019.  In 2019, Exton Square and Valley View Malls, as well as power centers and Gloucester Premium Outlets, were designated as non-core and are excluded from Same Store NOI.  In 2020, Exton Square and Valley View Malls were designated as non-core and are excluded from Same Store NOI. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.  We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP.  Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows.  EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions.  We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.